Exhibit 10(j)(16)
AMENDMENT NO. 15
TO
ALLTEL CORPORATION PENSION PLAN
(January 1, 2001 Restatement)

WHEREAS, Alltel Corporation (the "Company") maintains the Alltel Corporation Pension Plan, as amended and restated effective January 1, 2001, and as subsequently amended (the "Plan"); and

WHEREAS, the Company desires further to amend the Plan;

NOW THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan, effective as set forth herein, in the respects hereinafter set forth:

1.    Effective as if originally included in Amendment No. 14 to the Plan, item 44 of the Amendment No. 14 is amended by replacing "13.15" with "13.17".

2.    Effective as if originally included in Amendment No. 14 to the Plan, Section 25(a) of the Plan is amended to provide as follows:

The provisions of this Article XXV shall apply to a Participant who had elected to make mandatory employee contributions to a Prior Plan as described in Section 6.08A of Appendix A to Section 13.02, Section 7.05E of Appendix E to Section 13.06, Section 6.08H of Appendix H to Section 13.09 or Section 2.4 of Appendix I to Section 13.09 and has not withdrawn or otherwise commenced a benefit under the Plan with respect to such mandatory employee contributions, with interest (the "Mandatory Employee Contributions").

3.    Effective as of June 20, 2006, Section 25.01(c) of the Plan is amended to provide as follows

(c)   The provisions of Section 25.03 shall not apply to an Employee who is covered by a collective bargaining agreement providing for coverage under the Plan or was an Employee covered by the collective bargaining agreement providing for coverage under the Plan at his Termination of Employment.

4.    Effective for distributions commencing on or after June 20, 2006 and any single sum (lump sum) payment made as of a date on or after June 20, 2006, Section 1.03(a)(iii) is amended to provide as follows

(iii)   Except as otherwise provided herein, any other actuarial equivalence shall be determined as follows: on the basis of the RP-2000 Mortality Table for Combined Healthy lives equally weighted for male and female mortality projected to 2007, assuming 25% blue collar and 75% white collar employee participation, with interest at 5% per annum.

5.    Effective as of June 21, 2006, a new Article XXVI is added to the end of the Plan to provide as follows:

ARTICLE XXVI
TRANSFER OF BENEFITS WITH RESPECT TO ALLTEL HOLDING CORP. (WIRELINE) SPINOFF

26.01   Definitions

For purposes of this Article XXVI, the following definitions shall apply:

(a) "Effective Date" shall mean June 21, 2006, except that, for a Second Transfer Individual, shall mean January 1, 2007.

(b) "Second Transfer Individual" shall mean any person who (i) is an Employee and Participant on or after June 21, 2006 and prior to the spinoff of Alltel Holding Corp. and merger of Alltel Holding Corp. into Valor Communications Group, Inc. (with the merged company to be known as Windstream Corporation ("Windstream")), (ii) is not a Transfer Individual as defined in Section 26.01(d)(i), and (iii) becomes employed with Windstream or related entity at or after the merger and prior to January 1, 2007. Notwithstanding the foregoing, a Second Transfer Individual shall not include a person who again is an Employee after the merger (to form Windstream) and prior to January 1, 2007.

(c) "Transfer Agreement" shall mean the Employee Benefits Agreement between Alltel Corporation and Alltel Holding Corp. dated as of December 8, 2005.

(d) "Transfer Individual" shall mean (i) the Spinco Employees and Spinco Individuals as defined in and designated as such effective as of June 20, 2006 in accordance with the provisions of the Transfer Agreement and (ii) a Second Transfer Individual.

(e) The "Transfer Plan" shall mean the Windstream Pension Plan.

26.02	Transfer of Assets and Liabilities

All liabilities for benefits of the Plan existing as of the Effective Date with respect to a Transfer Individual shall be transferred from the Plan to the Transfer Plan. The Company shall direct the Trustee to transfer assets to the trustee for the Transfer Plan with respect to the Transfer Individuals in an amount determined by the Company in accordance with the Transfer Agreement.

26.03	Cessation of Participation

Effective as of the Effective Date applicable to him, a Transfer Individual shall cease to be a Participant in the Plan, and no Transfer Individual or any person claiming under or through any Transfer Individual shall have any benefits or rights under the Plan after the Effective Date.

26.04	Vested Interest of Transfer Individuals

The entire benefit of each Transfer Individual shall be transferred to the Transfer Plan, including any benefits in which the Transfer Individual does not have a nonforfeitable interest. The vested interest of each Transfer Individual in the Transfer Plan shall be determined under the provisions of the Transfer Plan, but in no event shall such vested interest be less than the Transfer Individual's vested interest under the Plan as of the Effective Date.

26.05	Plan Continuing

The Transfer Plan shall be deemed to be a continuation of the Plan with respect to the Transfer Individuals, and the transfer of assets and liabilities to the Transfer Plan shall not be deemed a termination or partial termination of the Plan with respect to the Transfer Individuals or otherwise.

26.06	Overriding Provisions

The provisions of this Article XXVI shall apply notwithstanding any other provisions of the Plan, except Section 3.07, and shall override any conflicting Plan provisions.

6.  Effective as of January 1, 2007, Section 13 of the Plan is amended by adding the following Section 13.49 thereto:

13.49     Employees of Windstream Corporation

(a) Effective Date - January 1, 2007.

(b) Account - None.

(c) Minimum Normal Retirement Pension - None.

(d) Minimum Early Retirement Pension - None.

(e) Minimum Disability Retirement Pension - None.

(f) Minimum Deferred Vested Pension - None.

(g) Minimum Death Benefit - None.

(h) Prior Plan Offset - Not Applicable.

(i) Provision Relative to Section 401(a)(12) of the Code - Notwithstanding any other provision of this Plan, in the event of the termination of the Plan, each participant of the Plan who has a benefit under the Plan attributable to the Former Plan as defined in Appendix ZZ shall receive a benefit which is equal to or greater than the benefit he would have been entitled to receive if the Former Plan had terminated immediately prior to January 1, 2007.

(j) Miscellaneous - See APPENDIX ZZ - SPECIAL PROVISIONS APPLICABLE TO CERTAIN EMPLOYEES OF WINDSTREAM CORPORATION, which follows immediately hereafter.

APPENDIX ZZ

SPECIAL PROVISIONS APPLICABLE TO CERTAIN EMPLOYEES

OF

WINDSTREAM CORPORATION

Pursuant to the Employee Benefits Agreement between Alltel Corporation and Alltel Holding Corp. dated as of December 8, 2005, assets and liabilities of the Windstream Pension Plan (the "Former Plan") with respect to certain employees of Windstream Corporation or related entity who (i) were Spinco Employees as defined in and designated as such effective as of June 20, 2006 in accordance with the Employee Benefits Agreement, (ii) had their benefit under the Plan transferred to the Windstream Pension Plan effective as of June 21, 2006 in accordance with Article XXVI, and (iii) again are Employees after the spin-off of Alltel Holding Corp. and merger of Alltel Holding Corp. into Valor Communications Group, Inc. (with the merged company to be known as Windstream Corporation) and prior to January 1, 2007 (the "Retransfer Employees") shall be transferred to the Plan effective as of January 1, 2007.

Notwithstanding any other provision of the Plan, effective January 1, 2007, the Plan is modified as set forth below with respect to the Retransfer Employees and with respect to certain employees of Windstream Corporation or related entity who would have had their benefit under the Plan transferred to the Windstream Pension Plan effective as of January 1, 2007 but for again being an Employee after the merger (to form Windstream Corporation) and prior to January 1, 2007.

A.	Section 1.07 is modified by adding to the definition thereof the following:
1.07ZZ     "Basic Compensation" under the Former Plan for employment with Windstream Corporation or related entity for calendar year 2006 shall be included in determining Basic Compensation under the Plan for calendar year 2006.

B.	Section 1.14 is modified by adding to the definition thereof the following:
1.14ZZ     "Compensation" under the Former Plan for employment with Windstream Corporation or related entity for calendar year 2006 shall be included in determining Compensation under the Plan for calendar year 2006.

C.	Section 1.37(d)(1) is modified as follows:
1.37(d)(1)ZZ   Benefit Service

             "Hours of Service" under the Former Plan for employment with Windstream Corporation or related entity for calendar year 2006 shall be included in determining Benefit Service under the Plan for calendar year 2006.

D.	Section 1.37(f) is modified as follows:
1.37(f)ZZ     Eligibility Year of Service

          "Hours of Service" under the Former Plan for employment with Windstream Corporation or related entity for calendar year 2006 shall be included in determining an Eligibility Year of Service under the Plan for calendar year 2006.

E.	Section 1.37(g) is modified as follows:
1.37(g)ZZ   Vesting Year of Service

          "Hours of Service" under the Former Plan for employment with Windstream Corporation or related entity for calendar year 2006 shall be included in determining a Vesting Year of Service under the Plan for calendar year 2006.

Notwithstanding the foregoing or any other provision of the Plan, (i) the Accrued Pension of a Retransfer Employee under the Plan shall be determined as if the Retransfer Employee's benefit under the Plan had not been transferred to the Windstream Pension Plan in accordance with Article XXVI and with the modifications set forth in this Appendix ZZ, and (ii) there shall be no duplication of Basic Compensation, Compensation, Hours of Service, Benefit Service, Eligibility Year of Service, Vesting Year of Service or Accrued Benefit under the Plan in respect of any single period or otherwise.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment No. 15 to Alltel Corporation Pension Plan (January 1, 2001 Restatement) to be executed on this 13th day of June, 2006.

ALLTEL CORPORATION

By: _/s/ Scott T. Ford__________________
Title: President and Chief Executive Officer